Exhibit 3.1

TODD ROKITA
	RECEIVED	SECRETARY OF STATE
ARTICLES OF ORAGANIZATION	CORPORATIONS DIV	CORPORATIONS DIVISION
State From 49459(R / 1-03)		302 Washington St., Rm. E018
Approved by State Board of Accounts 1999		Indianapolis, IN 46204
	05 OCT 19 am 7:18	Telephone: (317) 232-6576

INSTRUCTIONS:	Use 8 1/2” x 11” white paper for attachments.
	Present original and one (1) copy to the address in upper right corner of this form	Indiana Code 23-18-2-4
	Please TYPE or PRINT.	FILING FEE: $90.00
Please visit our office on the web at www.sos.in.gov.

APPROVED AND FILED /s/ Pam Roberts IN SECRETARY OF STATE

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of:

Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization:

ARTICLE I — NAME AND PRINCIPAL OFFICE

Name of LLC (the name must include the words “Limited Liability Company”, “L.L.C.”, or “LLC”
Indiana Ethanol, LLC

Principal Office: The address of the principal office of the LLC is: (optional)

Post office address: P.O. Box 501	City: Winchester	State: IN	ZIP Code: 47394

ARTICLE II — REGISTERED OFFICE AND AGENT
Registered Agent: The name and street address of the LLC’s Registered Agent and Registered Office for service of process are:

Name of Registered Agent: Troy A. Prescott

Address of Registered Office: 2 OMCO Square, P.O. Box 501	City: Winchester	State: IN	ZIP Code: 47394

ARTICLE III — DISSOLUTION

☐	The latest date upon which the LLC is to dissolve:

☑	The Limited Liability Company is perpetual until dissolution.

ARTICLE IV — MANAGEMENT

☑ The Limited Liability Company will be managed by its members.

☐ The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executes theses Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, This 18th day of October, 2005.

Signature Cardinal Ethanol, LLC Printed name
By: /s/ Troy A. Prescott Sole & Only Member Troy A. Prescott

This instrument was prepared by: (name)
Robert G. Cook

Address (number, street, city and state) Zip code
116 E. Washington Street, P.O. Box 433, Winchester, IN 47394